NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-32
                                  POOL PROFILE


                                                          Bid                          Tolerance
                                                          ---                          ---------
AGGREGATE PRINCIPAL BALANCE                           $300,000,000                      (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                                 1-Nov-98
INTEREST RATE RANGE                                  6.00% - 7.75%
GROSS WAC                                                    6.69%                     (+/- 10 bps)
WEIGHTED AVERAGE SERVICE FEE                                25 bps                      (+/- 1 bps)
MASTER SERVICING FEE                                       1.7 bps
WAM (in months)                                                359                    (+/- 2 month)

WALTV                                                          80%                    (maximum 77%)

CALIFORNIA %                                                   17%                    (maximum 23%)
SINGLE LARGEST ZIP CODE CONCENTRATION                           2%                    (maximum  4%)

AVERAGE LOAN BALANCE                                      $311,856               (maximum $320,000)
LARGEST INDIVIDUAL LOAN BALANCE                           $906,916             (maximum $1,300,000)

CASH-OUT REFINANCE %                                            0%                    (maximum  2%)

PRIMARY RESIDENCE %                                           100%                    (minimum 97%)

SINGLE-FAMILY DETACHED %                                       97%                    (minimum 94%)

FULL DOCUMENTATION %                                           37%                    (minimum 34%)

UNINSURED > 80% LTV %                                          19%                    (maximum 22%)

TEMPORARY BUYDOWNS                                              0%                    (maximum  2%)

WEIGHTED AVG FICO SCORE                                       737                   (minimum  734)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-32
                               PRICING INFORMATION


RATING AGENCIES                           TBD by Norwest

PASS THRU RATE                                     6.00%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS              16 bps

PRICING DATE

FINAL STRUCTURE DUE DATE                       06-Nov-98         9:00 AM

SETTLEMENT DATE                                25-Nov-98
ASSUMED SUB LEVELS                                   AAA          3.000%
                                                      AA          1.900%
                                                       A          0.750%
                                                     BBB          0.500%
                                                      BB          0.250%
                                                       B          0.100%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-32. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



      NASCOR CONTACTS                             Brad Davis (301) 846-8009
                                                  Lori Fountain (301) 846-8185